As filed with the Securities and Exchange Commission on September 26, 2008.

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8
__________________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANCOCK FABRICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware                                                                                                                                  64-0740905
(State or other jurisdiction of                                                                                                                                 (I.R.S. Employer
incorporation or organization)                                                                                                                                 Identification No.)

One Fashion Way
Baldwyn, MS  38824
(Address of Principal Executive Offices including zip code)

2001 Stock Incentive Plan
(Full title of the plan)

Robert W. Driskell
Senior Vice President and Chief Financial Officer
One Fashion Way
Baldwyn, MS 38824
(662) 365-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sam D. Chafetz, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue
Memphis, TN 38103
(901) 577-2148

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share	3,150,000 shares	$1.70	$5,355,000	$210

(1)
In accordance with General Instruction E of Form S-8, the Registrant is registering 3,150,000 additional shares of common stock, $0.01 par value per share, pursuant to the Registrant’s 2001 Stock Incentive Plan.  The Registrant currently has an effective registration statement filed on Form S-8 relating to the 2001 Stock Incentive Plan that registered securities of the same class as those being registered herewith, and an effective registration statement filed on Form S-8 relating to the 2001 Stock Incentive Plan registering additional shares of common stock.  The Registrant incorporates by reference that registration statement on Form S-8 (Registration No. 333-69086) filed with the Securities and Exchange Commission on September 7, 2001 and that registration statement on Form S-8 (Registration No. 333-128433), each of which is made a part hereof.

(2)
Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the last sale reported on the over the counter bulletin board on September 23, 2008, as reported on the Yahoo! Finance web site.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in the plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by Hancock Fabrics, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

The Company has filed the following documents with the Commission and incorporates them herein by reference:

1.	The Company's Annual Report on Form 10-K for the year ended February 2, 2008, filed with the Commission on April 17, 2008.
2.	All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) since the end of the fiscal year ended February 2, 2008.
3.
The Company’s registration statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the description contained therein of the common stock to be offered under the 2001 Stock Incentive Plan (the “Plan”), and any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company will provide, without charge, to each plan participant a copy of the documents incorporated by reference in Item 3 of Part II of this registration statement, upon written or oral request. Further, we will provide plan participants, without charge, upon written or oral request, other documents required to be delivered pursuant to Commission Rule 428(b). Written requests should be directed to Hancock Fabrics, Inc., Attn:  Corporate Secretary, One Fashion Way, Baldwyn, Mississippi 38824.  Telephone requests may be directed to Robert W. Driskell, Senior Vice President and Chief Financial Officer, at (662) 365-6000.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The legality of the common stock offered hereby has been opined by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel for the Company (“Baker Donelson”), 165 Madison Ave., Suite 2000, Memphis, Tennessee 38103. Baker Donelson was not employed on a contingent basis for its opinion, did not receive a substantial interest, directly or indirectly, in the Company, or any parent or subsidiary and was not and is not connected with the Registrant as a promoter, managing underwriter, voting trustee, director, officer or employee.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eleven of the Company's certificate of incorporation includes such a provision.

Article Seventh of the Company's Certificate of Incorporation (the “Certificate”) provides for indemnification, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent indemnification is broadened, as it may be amended), for each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, partner, member or trustee of another entity). Such indemnification extends to all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Article Ninth provides that rights conferred thereby are contract rights and are not exclusive of any other rights that the indemnitee may acquire under any statute, provision of the Certificate or By-Laws of the Company, agreement, vote of shareholders or disinterested directors, or otherwise.

The Company also maintains liability insurance for directors and officers, as authorized by Section 145 of the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

  Exhibit No.                          Description

4.0	Hancock Fabric, Inc.'s 2001 Stock Incentive Plan, as amended.

4.1	Certificate of Incorporation of Registrant (previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 31, 2008, and incorporated by reference).

4.2	Bylaws of Registrant (previously filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 31, 2008, and incorporated by reference).

4.3
Amended and Restated Rights Agreement between Registrant and Continental  Stock  Transfer and Trust  Company  dated as of March 23,  1987 and amended and  restated  most recently on March 4,  2001 (previously filed as Exhibit 4.3 to the Form 8-K filed with the Commission on April 6, 2001, and incorporated  by reference).

4.4
Agreement between Registrant and Continental Stock Transfer and Trust Company  (as Rights Agent)  dated as of July 16, 1992 (previously filed as Exhibit 4.5 to the Form 10-K filed with the Commission on April 26, 1993, and  incorporated  by reference).

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to the legality of the shares being registered.

23.1	Consent of Burr, Pilger & Mayer LLP.

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 to the Registration Statement).

24.1	Power of Attorney (included with signatures).

Item 9.  Undertakings.

(a)     The undersigned Registrant hereby undertakes :

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baldwyn, State of Mississippi, on this 26th day of September, 2008.

    HANCOCK FABRICS, INC.

By:   /s/ Robert W. Driskell
Robert W. Driskell
         Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Hancock Fabrics, Inc., a Delaware corporation, hereby constitute and appoint Robert W. Driskell the true and lawful agent and attorney-in-fact, with all power of substitution and resubstitution, to sign for the undersigned, in their respective names as officers and directors of the corporation, one or more registration statements on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or supplement to such registration statement, relating to the Hancock Fabrics, Inc.'s 2001 Stock Incentive Plan; hereby ratifying and confirming all acts taken by such agent and attorney-in-fact as herein authorized.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, and as of the date first written above.

Signature	Title

/s/ Jane F. Aggers Jane F. Aggers	President, Chief Executive Officer, Director

/s/ Robert W. Driskell Robert W. Driskell	Senior Vice President and Chief Financial Officer

/s/ Carl E. Berg Carl E. Berg	Director

/s/ Sam Pina Cortez Sam Pina Cortez	Director

/s/ Steven D. Scheiwe Steven D. Scheiwe	Director

/s/ Harry D. Schulman Harry D. Schulman	Director

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit No.                                Description

4.0	Hancock Fabric, Inc.'s 2001 Stock Incentive Plan, as amended.

4.1	Certificate of Incorporation of Registrant (previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 31, 2008, and incorporated by reference).

4.2	Bylaws of Registrant (previously filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 31, 2008, and incorporated by reference).

4.3
Amended and Restated Rights Agreement between Registrant and Continental  Stock  Transfer and Trust  Company  dated as of March 23,  1987 and amended and  restated  most recently on March 4,  2001 (previously filed as Exhibit 4.3 to the Form 8-K filed with the Commission on April 6, 2001, and incorporated  by reference).

4.4
Agreement between Registrant and Continental Stock Transfer and Trust Company  (as Rights Agent)  dated as of July 16, 1992 (previously filed as Exhibit 4.5 to the Form 10-K filed with the Commission on April 26, 1993, and  incorporated  by reference).

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to the legality of the shares being registered.

23.1	Consent of Burr, Pilger & Mayer LLP.

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 to the Registration Statement).

24.1	Power of Attorney (included with signatures).